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                                                FILED PURSUANT TO RULE 424(B)(3)
                                                      REGISTRATION NO. 333-43397

                                  NVEST, L.P.

                                      PROSPECTUS SUPPLEMENT DATED APRIL 3, 1998,
                                          TO PROSPECTUS DATED FEBRUARY 10, 1998,

    Effective March 31, 1998, New England Investment Companies, L.P. changed its name to Nvest, L.P. ("Nvest") and NEIC Operating Partnership, L.P. changed its name to Nvest Companies, L.P. ("Nvest Companies"). Effective on the same date, the general partner of Nvest (and the managing general partner of Nvest Companies) changed its name from New England Investment Companies, Inc. to Nvest Corporation.